UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2022

SINGULARITY FUTURE TECHNOLOGY LTD.

(Exact name of registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

98 Cutter Mill Road

Suite 322

Great Neck NY 11021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 3, 2022, Singularity Future Technology Ltd. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), advising that the Company’s securities would be subject to delisting unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”). Accordingly, the Company intends to timely request a hearing before the Panel. The hearing request will stay any delisting or suspension action through October 25, 2022. Pursuant to the Nasdaq Listing Rules, in connection with the hearing request, the Company will request that the automatic stay be extended through the conclusion of the hearings process and the expiration of any additional extension period granted by the Panel following the hearing.

As previously disclosed in the Company’s Form 8-K filed with the SEC on May 25, 2022, on May 24, 2022, the Company received a delinquency notice from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) due to the delay in filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and was provided 60 days to submit a plan to regain compliance. On July 25, 2022, and September 14, 2022, the Company submitted its plan to regain compliance and supplementary information related to the plan, respectively (collectively, the “Compliance Plan”).

Based on the review of the Compliance Plan as well as telephone conversations with outside counsel to the Company and counsel to the Company’s special committee of the board of directors, the Staff has determined that the Company did not provide a definitive plan evidencing its ability to file the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and the Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (collectively, the “Reports”) within the 180 calendar day period available to the Staff under the Nasdaq Listing Rules.. Specifically, the delisting determination referenced several aspects of the Compliance Plan that raise substantial doubts about the Company’s ability to regain compliance: (i) the unreasonably short timeframe for the Company to file the Reports based on the anticipated timeframe the Company’s special committee of the board of directors needs to substantially complete its investigation; (ii) the Company’s ability to engage a new independent registered public accounting firm; and (iii) the departure of both the Company’s Chief Executive Officer and Chief Financial Officer.

While the Company intends to make every effort to maintain its listing, there can be no assurance that the Panel will grant the Company’s request for an extended stay or request for continued listing, nor can there be any assurance that the Company will ultimately regain compliance with all applicable requirements for continued listing.

On October 7, 2022, the Company issued a press release announcing the receipt of the Notice. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Certain statements in this report that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertake no obligation to, update or revise any forward-looking statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 7, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2022

SINGULARITY FUTURE TECHNOLOGY LTD.

By:	/s/ Jing Shan
Name: Jing Shan
Title: Chief Operating Officer

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